UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2013

SINGLE TOUCH SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204
Jersey City, NJ 07310
(Address of principal executive offices) (Zip Code)

(201) 275-0555
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 101. Entry into a Material Definitive Agreement

See disclosure under item 5.02 and exhibit 10.01

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 15, 2013 John Quinn tendered his resignation as Chief Financial Officer of Single Touch Systems Inc., which will take effect on October 31, 2013.

Effective November 1, 2013, Kurt Streams will serve as the Chief Financial Officer of the Company.

From 2009, Mr. Streams was a Partner at GBM LLC, a business management firm serving public and private companies, where he managed patents and licensing for a publicly-held consumer products client. From 2008 through 2009, Mr. Streams was a Principal at RBSM LLP, a CPA firm that is a U.S. member of Russell Bedford International, one of the world’s top 15 accounting networks according to International Accounting Bulletin. Mr. Streams has served as CFO of three companies including IGIA, Inc. where he managed patents and licensing for IGIA’s portfolio of branded consumer products. Prior, he was CFO at The Deal, LLC, a private equity owned financial news organization with more than 100 journalists worldwide. Mr. Streams started his career at Deloitte & Touche where he served in several positions which culminated in his role as Senior Audit Manager in Connecticut and The Netherlands. Mr. Stream was awarded a BA in Economics from the University of Massachusetts at Amherst and is a CPA.

 Pursuant to our employment agreement with Mr. Streams dated October 18, 2013 (the “Streams Agreement”), we will pay Mr. Streams an annual salary of $200,000.  The Streams Agreement also calls for successive one-year renewals unless either party elects against renewal.  Mr. Streams can also receive discretionary cash bonuses.

We also agreed to grant Mr. Streams 25,000 shares of our common stock under our 2009 Employee and Consultant Stock Plan, subject to the following restriction:  all of such shares shall be forfeited to us if Mr. Streams’ employment with us ceases for any reason; provided, that such restriction and risk of forfeiture shall cliff-lapse on the 180th day after his start date at the Company.

We also agreed to grant Mr. Streams stock options under our 2010 Stock Option Plan to purchase 750,000 shares of our common stock at a strike price equal to the closing price of the Company’s stock on October 31, 2013 with the scheduled expiration date of the stock options to be November 1, 2018. The stock options shall vest annually in equal installments of 250,000 over a three year period commencing on November 1, 2014.

As contemplated by the Streams Agreement, we awarded such shares and granted such stock options to Mr. Streams with an effective date of November 1, 2013.

Under the Streams Agreement, if Mr. Streams is terminated without cause or due to his disability, or if he resigns for good reason (all as defined in the Streams Agreement) or if we elect not to renew his employment term, then upon giving us a release he shall be entitled to three months of salary continuation and three months of COBRA premiums payments.  Also, vesting of his stock options shall accelerate if Mr. Streams is terminated without cause or if he resigns for good reason, or if we are acquired.

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Item 7.01 Regulation FD Disclosure.

On October 21, 2013, the Company issued a press release concerning the foregoing. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated October 18, 2013
99.1	Press Release dated October 21, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      October 21, 2013

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
Name:	James Orsini
Title:	Chief Executive Officer and President

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